Exhibit 23.1






               CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-119045, 333-78805 and 033-54863) of The Great
Atlantic & Pacific Tea Company, Inc. of our report dated April 24, 2007, except Notes 15 and 21, as to which the dates are August 16, 2007 and October 23, 2007, relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Current Report on Form 8-K.



/s/PricewaterhouseCoopers LLP
Florham Park, New Jersey
October 24, 2007